Morgan Stanley Institutional Funds, Inc. - Small
Company Growth Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  At Home Group Inc.
Purchase/Trade Date:	8/4/2016
Offering Price of Shares: $15.000
Total Amount of Offering: 8,667,000 shares
Amount Purchased by Fund: 271,495 shares
Percentage of Offering Purchased by Fund: 3.133%
Percentage of Fund's Total Assets: 0.10%
Brokers: Bofa Merrill Lynch, Goldman Sachs &
Co., Jefferies, Morgan Stanley, Evercore ISI,
Guggenheim Securities, William Blair
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  e.l.f. Beauty Inc.
Purchase/Trade Date:	9/22/2016
Offering Price of Shares: $17.000
Total Amount of Offering: 8,333,333 shares
Amount Purchased by Fund: 115,145
Percentage of Offering Purchased by Fund: 1.382%
Percentage of Fund's Total Assets: 0.20%
Brokers: J.P. Morgan, Morgan Stanley, Piper
Jaffray, Wells Fargo Securities, William Blair,
Cowen and Company, BMO Capital Markets,
Stifel, SunTrust Robinson Humphrey
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.




Securities Purchased:  Coupa Software
Purchase/Trade Date:	10/6/2016
Offering Price of Shares: $18.000
Total Amount of Offering: 7,400,000 shares
Amount Purchased by Fund: 86,362 shares
Percentage of Offering Purchased by Fund: 1.167%
Percentage of Fund's Total Assets: 0.16%
Brokers: Morgan Stanley, J.P. Morgan, Barclays,
RBC Capital Markets, JMP Securities, Raymond
James
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.